Exhibit 10.47

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE is dated as of December 21, 2012, by and between HKJ Gold, Inc., a California corporation (“LANDLORD”) and 99¢ Only Stores, a California corporation (“TENANT”), with reference to the following facts:

WHEREAS, the parties hereto, among others, entered into that certain letter agreement (the “LETTER AGREEMENT”) dated October 11, 2011, which LETTER AGREEMENT provided for, among other things, the parties hereto to enter into a lease demising certain real property commonly known as 6121 Wilshire Boulevard, Los Angeles, CA (the “PREMISES”) on the terms and conditions set forth in the LETTER AGREEMENT, including that the parties negotiate in good faith to agree upon the fair market rental value to be used as BASE RENT (as defined in the LEASE);

WHEREAS, the parties hereto entered into such lease (the “LEASE”) on January 13, 2012 (the “LEASE EFFECTIVE DATE”), and were unable to reach an agreement on the fair market rental value to be used as BASE RENT;

WHEREAS, pursuant to the terms of the LETTER AGREEMENT, the LEASE included a BASE RENT, subject to adjustment to the fair market rental value once the same was determined; and

WHEREAS, the parties hereto have reached an agreement on the fair market rental value to be used as BASE RENT, and desire to amend the LEASE to further reflect the terms and provisions set forth herein;

NOW, THEREFOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Base Rent.  Effective as of the LEASE EFFECTIVE DATE, the BASE RENT set forth in the LEASE shall be adjusted to Forty One Thousand Seven Hundred Eighty and 25/100 Dollars ($41,780.25) per month, as contemplated by Section 1.08(a)(i) thereof.

2.             True Up Payment.  The “RENT TRUE UP DATE” shall be the last day of the calendar month during which this FIRST AMMENDMENT TO LEASE is fully executed and delivered to both LANDLORD and TENANT.  Within ten (10) business days following the RENT TRUE UP DATE, TENANT shall pay to LANDLORD the sum calculated as the difference between the following sums: (i) the new BASE RENT, as set forth in Section 1 hereof and (ii) the BASE RENT actually paid by TENANT to LANDLORD, each sum calculated for the time period between the LEASE EFFECTIVE DATE and the RENT TRUE UP DATE.

3.                                      Parking Lease.

a.                                      Section 8.01 of the LEASE is hereby deleted in its entirety, and replaced with the following:

“Section 8.01  Eminent Domain.  If all or any portion of the PREMISES are taken under the power of eminent domain or sold under threat thereof (all of which are called “CONDEMNATION”), this LEASE shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If:  (i) more than twenty percent (20%) of the (A) floor area of the PREMISES is taken or (B) the sum of the parking spaces demised to TENANT hereunder and those demised to TENANT under the PARKING LEASE are taken; or (ii) regardless of the portion of the PREMISES or parking so taken, if TENANT’s gross sales during the six full calendar months following any CONDEMNATION are less than eighty percent (80%) of TENANT’s gross sales for the six (6) full calendar months preceding such CONDEMNATION; or (iii) if, in TENANT’s reasonable business judgment, TENANT is unable to load and unload, merchandise at the PREMISES in a reasonable manner as a result of such taking; or (iv) more than ten percent of the storefront of the PREMISES is taken; then x) in the case of such events i, iii and/or iv, TENANT may terminate this LEASE as of the date the condemning authority takes title or possession, by delivering written notice to LANDLORD on or before such date and y) in the case of such event ii, TENANT may terminate this LEASE as a date not more than eight (8) months following the date the condemning authority takes title or possession, by delivering written notice to LANDLORD at least thirty (30) calendar days in advance of such termination.  If TENANT does not so terminate this LEASE, this LEASE shall remain in effect as to the portion of the PREMISES not taken, except that the BASE RENT and ADDITIONAL RENT shall be reduced in proportion to the reduction in the floor area of the PREMISES.  Any award for the taking of all or any part of the PREMISES under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of LANDLORD; provided, however, that TENANT shall be entitled to any award for, or to bring an action for a separate award for, the following:

(a)                                 loss of or damage to TENANT’s trade fixtures, personal property and tenant improvements that have been paid for by TENANT;

(b)           [INTENTIONALLY OMITTED];

(c)                                  relocation expenses incurred by TENANT as a result of such taking; and

(d)           loss of business and good will.

In no event shall TENANT be entitled to any award or portion of any award for the value of the leasehold estate (i.e., the leasehold bonus value).  In the event that this LEASE is not terminated by reason of such condemnation, LANDLORD shall to the extent of award of damages received by LANDLORD in connection with such condemnation, repair any damage to the PREMISES.”

b.                                      The following is hereby added to the LEASE as Section 12.21:

“Section 12.21 Termination of Parking Lease.  If the PARKING LEASE terminates, or is terminated by either LANDLORD or TENANT, for any reason (other than in connection with a default or breach thereof by TENANT), then TENANT shall have the right, but not the obligation, to terminate this LEASE concurrently with or effective any time within ninety (90) days after such termination of the PARKING LEASE by delivering written notice to LANDLORD at least thirty (30) days in advance of such termination.”

4.             Ratification.  Except as expressly amended by the terms of this FIRST AMENDMENT TO LEASE, the LEASE is hereby ratified and confirmed in all respects.

5.             Governing Law.  The laws of the state in which the PREMISES are located shall govern this FIRST AMENDMENT TO LEASE.

6.             Counterparts.  This FIRST AMENDMENT TO LEASE may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LANDLORD and TENANT have executed this FIRST AMENDMENT TO LEASE as of the date first set forth above.

“LANDLORD”:

HKJ Gold, Inc.,
a California corporation

	By:	/s/ Jeff Gold
Name: Jeff Gold
Title: President

“TENANT”:

99¢ ONLY STORES,
a California corporation

	By:	/s/ Eric Schiffer
Name: Eric Schiffer
Title: Chief Executive Officer

[Signature Page to First Amendment to Lease (Store # 41)]